Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	January 19, 2007 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, GA., January 19, 2007 — Colony Bankcorp, Inc. (Nasdaq: CBAN) reached a milestone surpassing $10 million in earnings with net income of $10,152,000 for 2006, up 13.09 percent from 2005 net income of $8,977,000. Diluted earnings per share for 2006 were $1.41 per share compared to $1.25 per share for 2005 or an increase of 12.80 percent. Return on assets for 2006 was 0.87 percent and return on equity was 14.10 percent, compared to 0.87 percent and 13.78 percent for 2005, respectively. Net interest margin had a slight increase to 3.84 percent for 2006 compared to 3.81 percent for 2005.

Net income for the three months ended December 31, 2006 was $2,611,000 or $0.36 per share as compared to $2,305,000, or $0.32 per share for the same year ago period. Earnings per share reflect an increase of 12.50 percent from a year ago. Annualized return on assets for the three months ended December 31, 2006 was 0.87 percent and return on equity was 13.83 percent, compared to 0.84 percent and 13.63 percent for the three months ended December 31, 2005, respectively. Net interest margin decreased to 3.70 percent for the three months ended December 31, 2006 compared to 3.79 percent for the same year ago period.

Total assets increased 9.49 percent to $1,213,504,000 on December 31, 2006 from $1,108,338,000 a year ago. Net loans increased 9.64 percent to $929,783,000 on December 31, 2006 from $848,053,000 a year ago. Total deposits increased 10.39 percent to $1,042,446,000 on December 31, 2006 from $944,365,000 a year ago. Shareholders’ equity on December 31, 2006 was $76,611,000 and equaled 6.31 percent of total assets.

The company’s focus on credit quality resulted in continued improvement during 2006 as the ratio of non-performing assets to loans and other real estate on December 31, 2006 was 0.96 percent as compared to 1.25 percent on December 31, 2005. Total nonperforming assets decreased $1,717,000 to $9,048,000 on December 31, 2006 from $10,765,000 on December 31, 2005, or a decrease of 15.95 percent. Total 2006 provision for loan losses were $3,987,000 compared to $3,444,000 for 2005. Net charge-offs for 2006 were 0.30 percent of average loans, while net charge-offs for 2005 were 0.33 percent. During fourth quarter 2006, net charge-offs were 0.14 percent of average loans as the company recognized losses primarily in commercial real estate and commercial business loans. The loan loss reserve of $11,989,000 on December 31, 2006 was 1.27 percent of total loans, which provided coverage of 148.42 percent of non-performing loans and 132.50 percent of non-performing assets, compared to 125.21 percent and 99.97 percent on December 31, 2005, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.085 per share compared to $0.0825 per share in the third quarter of 2006 and to the cash dividend of $0.075 per share in the fourth quarter of 2005. The fourth quarter dividend payment represents an increase of 13.33 percent over the dividend payment in fourth quarter 2005. Total dividends for 2006 were $0.325 per share compared to $0.285 for 2005, or an increase of 14.04 percent.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	12/31/06	12/31/05	12/31/06	12/31/05
Net Interest Income	$10,481	$9,791	$41,888	$37,154
Provision for Loan Losses	997	742	3,987	3,444
Non-interest Income	1,788	1,518	7,312	6,152
Non-interest Expense	7,478	7,009	29,844	26,076
Income Taxes	1,183	1,253	5,217	4,809
Net Income	2,611	2,305	10,152	8,977
Operating Income	2,611	2,305	10,152	8,977

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
PER SHARE SUMMARY (2)	12/31/06	12/31/05	12/31/06	12/31/05
Common Shares Outstanding	7,189,937	7,181,320	7,189,937	7,181,320
Weighted Average Diluted Shares	7,179,017	7,169,269	7,177,737	7,171,100
Net Income Per Weighted Average Diluted Shares	$0.36	$0.32	$1.41	$1.25
Operating Income Per Weighted Average Diluted Shares	$0.36	$0.32	$1.41	$1.25
Dividends Declared Per Share	$0.085	$0.075	$0.325	$0.285

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	12/31/06	12/31/05	12/31/06	12/31/05
Net Interest Margin (a)	3.70%	3.79%	3.84%	3.81%
Return on Average Assets Based on Net Income	0.87%	0.84%	0.87%	0.87%
Return on Average Assets Based on Operating Income	0.87%	0.84%	0.87%	0.87%
Return on Average Equity Based on Net Income	13.83%	13.63%	14.10%	13.78%
Return on Average Equity Based on Operating Income	13.83%	13.63%	14.10%	13.78%
Efficiency (b)	60.53%	61.67%	60.33%	59.90%

	QUARTER ENDED
ENDING BALANCES (2)	12/31/06	12/31/05
Total Assets	$1,213,504	$1,108,338
Loans, Net of Reserves	929,783	848,053
Allowance for Loan Losses	11,989	10,762
Goodwill	2,412	2,412
Intangible Assets	439	520
Deposits	1,042,446	944,365
Stockholders’ Equity	76,611	68,128
Book Value Per Share	$10.66	$9.49
Tangible Book Value Per Share	$10.26	$9.08
Shareholders’ Equity to Total Assets	6.31%	6.15%

(1)	Annualized.
(2)	All Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.
(a)	Computed using fully taxable-equivalent net income.
(b)	Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	12/31/06	12/31/05	12/31/06	12/31/05
Total Assets	$1,205,025	$1,097,134	$1,160,718	$1,034,777
Loans, Net of Reserves	930,665	841,488	900,711	809,166
Deposits	1,033,741	934,709	990,968	878,109
Stockholders’ Equity	75,524	67,590	71,993	65,146

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	12/31/06	12/31/05	12/31/06	12/31/05
Nonperforming Loans	$8,078	$8,595	$8,078	$8,595
Nonperforming Assets	9,048	10,765	9,048	10,765
Net Loan Chg-offs (Recoveries)	1,316	643	2,760	2,694
Reserve for Loan Loss to Gross Loans	1.27%	1.25%	1.27%	1.25%
Reserve for Loan Loss to Non-performing Loans	148.42%	125.21%	148.42%	125.21%
Reserve for Loan Loss to Non-performing Assets	132.50%	99.97%	132.50%	99.97%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.14%	0.08%	0.30%	0.33%
Nonperforming Loans to Gross Loans	0.86%	1.00%	0.86%	1.00%
Nonperforming Assets to Total Assets	0.75%	0.97%	0.75%	0.97%
Nonperforming Assets to Loans and Other Real Estate	0.96%	1.25%	0.96%	1.25%

Quarterly Comparative Data (in thousands, except per share data)

	4Q2006	3Q2006	2Q2006	1Q2006	4Q2005
Assets	$1,213,504	$1,186,382	$1,169,161	$1,145,186	$1,108,338
Loans	929,783	926,332	900,781	881,897	848,053
Deposits	1,042,446	1,016,327	1,005,086	974,672	944,365
Equity	76,611	74,352	71,051	69,625	68,128
Net Income	2,611	2,622	2,610	2,309	2,305
Net Income Per Share (1)	0.36	0.36	0.36	0.32	0.32
Dividends Declared Per Share (1)	0.085	0.0825	0.08	0.0775	0.075

Key Performance Ratios	4Q2006	3Q2006	2Q2006	1Q2006	4Q2005
Return on Assets	0.87%	0.90%	0.90%	0.83%	0.84%
Return on Equity	13.83%	14.45%	14.80%	13.39%	13.64%
Equity/Assets	6.31%	6.27%	6.08%	6.08%	6.15%
Net Interest Margin	3.70%	3.93%	3.95%	3.80%	3.79%

(1)	All per share data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Dec. 31, 2006	Dec. 31, 2005
	(unaudited)	(audited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$27,231	$21,606
Federal Funds Sold	45,149	57,456

	72,380	79,062

Interest-Bearing Deposits	3,076	1,635

Investment Securities
Available for Sale, at Fair Value	149,236	124,246
Held for Maturity, at Cost (Fair Value of $71 and $80 as of Dec. 31, 2006 and Dec. 31, 2005, Respectively)	71	80

	149,307	124,326

Federal Home Loan Bank Stock, at Cost	5,087	5,034

Loans	942,273	859,117
Allowance for Loan Losses	(11,989)	(10,762)
Unearned Interest and Fees	(501)	(302)

	929,783	848,053

Premises and Equipment	27,453	25,676

Other Real Estate	970	2,170

Goodwill	2,412	2,412

Other Intangible Assets	439	520

Other Assets	22,597	19,450

Total Assets	$1,213,504	$1,108,338

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$77,336	$78,778
Interest-Bearing	965,110	865,587

	1,042,446	944,365

Borrowed Money
Federal Funds Purchased	1,070	—
Subordinated Debentures	24,229	19,074
Other Borrowed Money	61,500	70,226

	86,799	89,300

Other Liabilities	7,648	6,545

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,189,937 and 7,181,320 Shares as of Dec. 31, 2006 and Dec. 31, 2005, Respectively	7,190	7,181
Paid in Capital	24,257	24,000
Retained Earnings	46,417	38,602
Restricted Stock- Unearned Compensation	(278)	(302)
Accumulated Other Comprehensive Loss, Net of Tax	(975)	(1,353)

	76,611	68,128

Total Liabilities and Stockholders’ Equity	$1,213,504	$1,108,338

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Twelve Months Ended
	12/31/06	12/31/05	12/31/06	12/31/05
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans, Including Fees	$20,017	$16,130	$75,087	$58,309
Federal Funds Sold	577	597	2,035	1,266
Deposits with Other Banks	41	29	133	86
Investment Securities
U. S. Government Agencies	1,483	993	5,199	3,413
State, County and Municipal	107	63	381	241
Corporate Obligations	46	37	162	139
Dividends on Other Investments	80	44	283	180

	22,351	17,893	83,280	63,634

Interest Expense
Deposits	10,672	7,059	36,610	22,590
Federal Funds Purchased	1	1	29	16
Borrowed Money	1,197	1,042	4,753	3,874

	11,870	8,102	41,392	26,480

Net Interest Income	10,481	9,791	41,888	37,154
Provision for Loan Losses	997	742	3,987	3,444

Net Interest Income After Provision for Loan Losses	9,484	9,049	37,901	33,710

Noninterest Income
Service Charges on Deposits	1,200	1,071	4,580	4,128
Other Service Charges, Commissions and Fees	206	169	831	708
Mortgage Fee Income	252	115	768	494
Other	130	163	1,133	822

	1,788	1,518	7,312	6,152

Noninterest Expense
Salaries and Employee Benefits	4,194	3,674	16,870	14,128
Occupancy and Equipment	1,000	959	4,035	3,778
Other	2,284	2,376	8,939	8,170

	7,478	7,009	29,844	26,076

Income Before Income Taxes	3,794	3,558	15,369	13,786
Income Taxes	1,183	1,253	5,217	4,809

Net Income	$2,611	$2,305	$10,152	$8,977

Net Income Per Share of Common Stock
Basic	$0.36	$0.32	$1.41	$1.25

Diluted	$0.36	$0.32	$1.41	$1.25

Weighted Average Basic Shares Outstanding	7,179,017	7,143,741	7,176,894	7,168,406

Weighted Average Diluted Shares Outstanding	7,179,017	7,169,269	7,177,737	7,171,100

Per Share Data has been adjusted to reflect 5-for-4 stock split effective May 16, 2005.